SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2004

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

0-21835	59-2754337

(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway Sarasota, Florida	34243

(Address of principal executive offices)	(Zip Code)

941-362-1200

(Registrant’s telephone number, including area code)

Item 12. Results of Operations and Financial Condition.

     By press release dated July 20, 2004, the Registrant issued a press release announcing that it would release its 2nd quarter 2004 earnings on Monday, August 2, 2004, at approximately 11:00 AM, Eastern Time. It further announced that its earnings release would be followed by a conference call and webcast later the same day at 2:30 P.M., ET. On August 2, 2004, the Registrant issued a press release announcing (1) financial results for the second quarter 2004 and (2) establishment of an Employee Stock Ownership Plan. The press release was included as Exhibit 99.1 to the Form 8-K furnished to the SEC on August 2, 2004. On August 2, 2004, the Registrant hosted a conference call on the subject of its financial results for its second fiscal quarter ended June 26, 2004, and made the call available to listeners by webcast. A copy of the transcript of the conference call is attached hereto as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Richard J. Dobbyn Richard J. Dobbyn Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 6, 2004